UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 26, 2015

LookSmart, Ltd.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California Street, 16th Floor San Francisco, California		94108
(Address of principal executive offices)		(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On May 26, 2015, LookSmart, Ltd. (the “Company”) received notification from the Nasdaq Listings Qualification Department (“Nasdaq”) informing the Company that Nasdaq had granted the Company an extension to regain compliance with Listing Rule 5550(b), which requires a minimum of $2,500,000 stockholders’ equity, $35,000,000 market value of listed securities or $500,000 net income from continuing operations. The terms of the extension require that on or before September 21, 2015, the Company must either complete its contemplated merger with Pyxis Tankers Inc.’s wholly owned subsidiary Maritime Technologies Corp., or furnish a publicly available report to the Securities and Exchange Commission and Nasdaq that it is in compliance with Rule 5550(b) prior to its next periodic filing. The Company is diligently working to timely evidence compliance with the terms of the Nasdaq’s notification; however, there can be no assurance that it will be able to do so.

The preceding description of Nasdaq’s notification to the Company does not purport to be complete and is qualified in its entirety by reference to said notification, which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Events.

The following Exhibits are filed as part of this Current Report.

(d)	Exhibits.

Exhibit No.	Description

99.1	Nasdaq notification dated May 26, 2015

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: May 28, 2015	By:	/s/ Michael Onghai
Michael Onghai,
Chief Executive Officer